SALE AND PURCHASE AGREEMENT

      This Agreement ("Agreement") is entered this 15th day of March, 2007, by and between BRITISH COLUMBIA DISCOVERY VOYAGES INC., and T. JONES ENTERPRISES INC., and TREVOR JONES, (hereinafter called the "Sellers"), and MARINE GROWTH CANADA LTD. (herein after called the "Buyer").

      WHEREAS, the registered owner of the motor vessel, Pacific Aurora (the "Pacific Aurora") is British Columbia Discovery Voyages Inc. with registered offices on the 18th floor, 401 W. Georgia Street, Vancouver, B.C. V6B 5A1; and

      WHEREAS, T. JONES ENTERPRISES INC., having a registered address of 18th floor, 401 W. Georgia Street, Vancouver, B.C. V6B 5A1, has registered mortgages dated February 28, 2002, and June 26, 2002 and is now the mortgagee in possession of the Pacific Aurora and the owner of all issued and outstanding shares of British Columbia Discovery Voyages, Inc.; and

      WHEREAS,   TREVOR   JONES  has   agreed   to   personally   guaranty   the
representations contained herein in his individual capacity ; and

      WHEREAS, T. JONES ENTERPRISES INC., as mortgagee in possession of the Pacific Aurora described in paragraph 1 below desires to sell 100% of the right, interest and title in such vessel on the terms and conditions hereinafter contained, by power of mortgage "G" pursuant to Section 41 of the Canada Shipping Act, RSBC, S-9; and

      WHEREAS, Buyer desires to purchase such vessel on the terms hereinafter contained; and

      NOW THEREFORE, for and in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the Sellers and Buyer agree as follows:

1. Equipment Sold and Purchased. Upon the terms and conditions contained in this Agreement, Seller agrees to sell and Buyer agrees to buy, the following Canadian flagged vessel:

VESSEL NAME                          OFFICIAL NUMBER
-----------                          ---------------

PACIFIC AURORA                       318341, IMO Ship ID. No. 5353983

Port of Registry: Prince Rupert

AS IS, WHERE IS, with all equipment, appurtenances, fuel, lubes, spares, rigging, apparel, furnishings and other property on board such vessel, including without limitation all equipment, rigging and/or gear, including but not limited to all equipment noted on Vessel survey (hereinafter called "the Vessel"). The Sellers can only remove from the Pacific Aurora the property listed in the Addendum that is attached hereto, if any.


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

2. Purchase Price. The total purchase price (the "Purchase Price") for the Pacific Aurora shall be ONE MILLION THREE HUNDRED FIFTY THOUSAND UNITED STATES DOLLARS ($1,350,000.00 U.S.), to be paid by Buyer to Sellers in the form of cash or a wire transfer upon receipt of all paperwork referenced herein and necessary to complete the transaction and delivery of the Vessel as set forth below, as follows:

All amounts referred to in this Purchase and Sale Agreement shall be in United States Dollars, unless specifically noted otherwise. The Purchase Price of $1,350,000.00 U.S. is based on an exchange rate of Canadian dollars to U.S. dollars being $0.850. In the event that the exchange rate of Canadian dollars to U.S. dollars on the Closing Date shall be greater than or less than $0.850 by more than $0.0025, then a further adjustment will be made on the Purchase Price by the amount of such difference in the actual exchange rate from $0.850 on the Date of Closing. Where noted, Canadian Dollars shall be converted to U.S. Dollars using an exchange rate of $0.850. All amounts to be paid as hereafter set out, shall be paid by way of bank draft or certified cheque.

      A. Deposit. Within one (1) business day following the acceptance of this Agreement by the parties hereto, Buyer shall pay and deliver to the Seller, T. Jones Enterprises Inc., a non-refundable deposit of EIGHT-FIVE THOUSAND DOLLARS (U.S. $85,000.00) (the "Deposit"). The Deposit shall be applied to the Purchase Price at Closing (defined below).

      B. At Closing, Sellers shall pay to the Buyer the balance of the Purchase Price as may be adjusted herein less the amount of the Deposit.

      C. Closing. The Closing date (the "Closing Date") shall be March 23, 2007. If additional time is required $7,000 U.S. will extend the closing date to March 30, 2007.

3. Conditions and Obligations.

A. Buyer's obligation to purchase the Vessel is conditioned upon fulfillment of the following conditions, and no others:

      (i) The Vessel shall be delivered at the location in Greater Vancouver, British Columbia.

      (ii) There shall exist no liens or encumbrances against the Vessel, except any created by, through or under Buyer; and Sellers shall have delivered to Buyer two (2) original executed Bills of Sale, Canada Shipping Act; Form 6.

      (iii) Sellers shall provide:

            (a) a certified copy of the Vessel's Abstract of Title or Registry showing no liens or encumbrances or equivalent Canadian federal shipping registration;

            (b) a warranty of title executed by Sellers showing that all crew wages up to the time of Closing have been paid, there are no outstanding liens of encumbrances and that Sellers have full right and authority to convey the Vessel, and that Sellers warrant they will take any and all further action after Closing to vest good and marketable title in Buyer's name;


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

            (c) corporate resolution authorizing Sellers to enter into the transaction contemplated herein; and

            (d)   all  manuals,  plans,  schematics,   original  Certificate  of
                  Registry and other ship's papers.

B. Seller's obligation to sell the Vessel is subject to fulfillment of the following conditions and no others:

      Seller shall have received the Purchase Price in the form and process described in paragraph 2.

C. The Buyer has a copy of the estimate of work for the Vessel to be done by Allied Shipbuilders and agrees to be fully responsible for all such work and payment therefor.

D. The Sellers will be fully responsible for the payment of any and all commissions or fees or other amounts which may be payable to any broker or agent involved in the sale of the Vessel as provided herein, and shall advise the Buyer of the amount paid or payable by the Seller to such broker or agent and provide evidence of such liability and payment. The Sellers agree to indemnify and hold harmless the Buyer from and against any and all any claims, suits, proceedings, demands, actions judgements, orders, interest, payments, damages, and liens whenever and however caused or incurred and which are related directly or indirectly, incurred, sustained, or suffered by or asserted against the Buyer and/or the Vessel relating to, arising out of, resulting from or in any way connected with the payment of commissions or fees or other amounts which may be payable to any broker or agent involved in the sale of the Vessel.

4. Condition; Delivery and Acceptance.

Subject to the conditions set forth above, the Vessel shall be delivered to Buyer at the location set forth in paragraph 3(A)(i), on or before the Closing Date.

5. Covenants.

A. COVENANTS
SELLERS WARRANT THAT THE VESSEL IS OWNED BY SELLERS AND IS SOLD FREE AND CLEAR OF ALL MORTGAGES, LIENS, CLAIMS, DEBTS AND ENCUMBRANCES WHATSOEVER; SHOULD ANY LIENS, CLAIMS OR ENCUMBRANCES ON THE VESSEL, WHICH HAVE BEEN INCURRED, BY, THROUGH OR UNDER SELLERS PRIOR TO THE TIME OF CLOSING BE ASSERTED AGAINST THE VESSEL, SELLERS AGREE TO INDEMNIFY BUYER FROM ANY EXPENSE OR LIABILITY INCURRED BY BUYER TO HAVE SUCH CLAIM OR ENCUMBRANCE REMOVED, INCLUDING, BUT NOT LIMITED TO ATTORNEY'S FEES, INTEREST, LEGAL COSTS AND EXPENSES.

B. EXCLUSIONS AND WARRANTIES;
BUYER HEREBY MAKES A FULL WAIVER OF WARRANTY AS TO CONDITION OF THE VESSEL (ENVIRONMENTAL AND OTHERWISE), AND ACKNOWLEDGES AND AGREES THAT THE SALE IS BEING MADE ON AN "AS IS, WHERE IS" BASIS. THE ONLY WARRANTY WHICH SELLERS AGREE TO MAKE IS A WARRANTY OF TITLE AND WARRANTY THAT THE VESSEL IS BEING SOLD FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES. BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING SOLELY ON ITS OWN INSPECTION OF THE VESSEL AND NOT ON ANY WARRANTIES AND REPRESENTATIONS FROM OR ON BEHALF OF SELLERS AT ANY TIME.


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

C. SELLERS SHALL BE LIABLE FOR PAYMENT OF ANY AND ALL AD VALOREM, PROPERTY AND/OR USE TAXES PAYABLE WITH RESPECT TO THE VESSEL, PRO RATED FOR THE PERIOD PRIOR TO THE DATE OF DELIVERY, AND BUYER SHALL BE LIABLE FOR PAYMENT OF ANY AND ALL AD VALOREM, PROPERTY AND/OR USE TAXES PAYABLE WITH RESPECT TO THE VESSEL PRO RATED FOR THE PERIOD AFTER THE DATE OF DELIVERY.

The Sellers, British Columbia Discovery Voyages Inc., Trevor Jones and T. Jones Enterprises, Inc. are jointly and severally responsible for the representations and warranties set out in these clauses 5A, 5B and 5C.

6. Risk of Loss.

All risk of loss or damage to the Vessel shall be borne solely by the Buyer after the time of purchase and delivery of the Vessel. Up until the time of delivery, all risk of loss or damages to the Vessel shall be borne solely by Sellers. Sellers shall deliver the Vessel in substantially the same condition as when this Purchase and Sales Agreement is executed by Sellers or Buyer may terminate this Agreement and receive a refund of all Deposit amounts.

7. Miscellaneous.

A. Governing Law. THIS AGREEMENT, THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS DELIVERED PURSUANT HERETO, AND THE LEGAL RELATIONS BETWEEN THE PARTIES, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA, CANADA.

B. Jurisdiction and Venue. Any suit concerning this Sale and Purchase Agreement must be filed a court of competent jurisdiction in British Columbia, Canada.

C. Attorney's Fees. In the event of a lawsuit between the parties regarding this Sale and Purchase Agreement, the prevailing party will be entitled to recover its reasonable attorney's fees.

D. Parties of Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, Sellers and Buyer and their respective successors and permitted assigns.

E. Counterpart Execution. This Agreement may be executed in three (3) or more counterparts, and by facsimile or email or by any other method of transmitting legible signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

F. Survival of Warranties. All representations, warranties, covenants and agreements made by the Sellers in the agreement shall survive Closing and shall continue in full force and effect for the benefit of the Buyer;

G. Entire  Agreement.  This  Agreement,  and all agreements  referenced  herein, contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect to the subject matter hereof.


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

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective the day and year first above written.

SELLER:                                  BRITISH COLUMBIA DISCOVERY VOYAGES INC.


                                         By: /s/ Trevor Jones
                                             -----------------------------------
                                             Name:  Trevor Jones
                                             Title: President


SELLER:                                  T. JONES ENTERPRISES INC.


                                         By: /s/ Trevor Jones
                                             -----------------------------------
                                             Name:  Trevor Jones
                                             Title: President


Witness:                                 SELLER:


                                         /s/ Trevor Jones
-----------------------------------      ---------------------------------------
Print Name:                              Trevor Jones


                                         MARINE GROWTH CANADA LTD.


BUYER:                                   By: /s/ Craig Hodgkins
                                             -----------------------------------
                                             Name:  Craig Hodgkins
                                             Title: President


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